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                                                                 EXHIBIT 3.09.3

                              CERTIFICATE OF MERGER
                                      OF
                            BLUEBONNET HOLDINGS, INC.
                                      AND
                              SWC INDUSTRIES INC.


     It is hereby certified that:

     1. The constituent business corporations participating in the merger herein certified are:

         (i) Bluebonnet Holdings, Inc., which is incorporated under the laws of the State of Delaware; and

         (ii) SWC Industries Inc., which is incorporated under the laws of the State of Delaware.

     2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation in the merger herein certified is SWC Industries Inc., which will continue its existence as said surviving corporation under its present name, SWC Industries Inc., upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation of SWC Industries Inc. is to be amended and changed by reason of the merger herein certified by striking out
Article 4 thereof, relating to the authorized capital stock of said surviving corporation, and by substituting in lieu thereof the following article:

        "4. The total number of shares of stock which the Corporation shall have the right to issue is three thousand (3,000) shares of common stock, par value $.10."

and said Certificate of Incorporation as so amended and changed shall continue to be the Certificate of Incorporation of said surviving corporation until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

     5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                 1505 Industrial Drive, Henderson, Texas 75662.

     6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

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     7.  The Agreement of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective upon filing.

Dated: April 12, 1995

                                     BLUEBONNET HOLDINGS, INC., a Delaware
                                     corporation

                                     By:  /s/ Gus J. Athas
                                          ----------------------------

                                     Its: Vice-President
                                          ----------------------------

Dated: April 12, 1996

                                     SWC INDUSTRIES INC., a Delaware
                                     corporation

                                     By:  /s/ Gus J. Athas
                                          ----------------------------

                                     Its: Vice-President
                                          ----------------------------